Exhibit 99.1

Velocity Express to Host Conference Call to Discuss

Second Quarter and Six Month Results

WESTPORT, Conn. (February 11, 2008) — Velocity Express Corp. (NASDAQ: VEXP), the nation’s largest provider of time definite regional delivery solutions, will host a conference call and webcast on Wednesday, February 13 at 9:00 a.m. EST to discuss the company’s second quarter and six month results.

To access the live webcast log onto the Velocity Express website at www.velocityexpress.com and click on “Investor Info/Stock Information”. The webcast can also be accessed at www.InvestorCalendar.com .

To participate in the call by phone, dial 866-585-6398 approximately five minutes prior to the scheduled start time. International callers please dial 416-849-9626.

A replay of the webcast can be accessed by visiting the investor relations section of the Velocity Express website.

A replay of the teleconference will be available until February 27, 2008 and may be accessed domestically by dialing 866-245-6755 and international callers may dial 416-915-1035. Callers should use passcode 974353.

About Velocity Express

Velocity Express has one of the largest nationwide time definite regional delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system that enables customers to view the status of any package via a flexible web reporting system. Visit www.velocityexpress.com for more information.

Contact:

Velocity Express, Inc.

Edward W. (Ted) Stone, 203-349-4199

tstone@velocityexp.com

or

Institutional Marketing Services (IMS)

John G. Nesbett/Jennifer Belodeau, 203.972.9200

jnesbett@institutionalms.com